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                                                                    EXHIBIT 23.6

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in Amendment No. 1 to the Registration Statement on Form S-4 of Applied Digital Solutions, Inc. (formerly Applied Cellular Technology, Inc.) of our report dated April 6, 1999 (except for Note 13, which is as of June 4, 1999) relating to the financial statements of Bostek, Inc. and Affiliate, which appears in Applied Digital Solutions, Inc.'s amended Current Report on Form 8-K/A dated August 12, 1999. We also consent to the references to us under the headings "Experts" in such Registration Statement.



/s/ DI PESA & COMPANY

DI PESA & COMPANY
Certified Public Accountants


June 26, 2000